                                                                    EXHIBIT 4(b)

================================================================================
                                 (Face of Note)

                    8-7/8% Senior Subordinated Note due 2012

                                                            CUSIP  _____________
No. _____                                                         $_____________


                             GREIF BROS. CORPORATION

promises to pay to _____________ or registered assigns, the principal sum of _____________________ Dollars________________ on August 1, 2012.

Interest Payment Dates:  February 1 and August 1, commencing February 1, 2003

Record Dates:  January 15 and July 15.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                         GREIF BROS. CORPORATION


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:





                          CERTIFICATE OF AUTHENTICATION

This is one of the Global
Notes referred to in the
within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY
NATIONAL ASSOCIATION,
as Trustee

By:
   ---------------------------------
   Authorized Officer

Dated ____________, 2002

                                 (Back of Note)

                    8-7/8% Senior Subordinated Note due 2012

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Greif Bros. Corporation., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 8.875% per annum until maturity and shall pay Special Interest, if any, as provided in Section 4 of the Registration Rights Agreement. The Issuer shall pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2003. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the Corporate Trust Office of the Trustee or at the specified offices of any other Paying Agent. If any Interest Payment Date for, or the due date for payment of the principal of, the Notes is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of such delay.

     3. Paying Agent and Registrar. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Issuer issued the Notes under an Indenture dated as of July 31, 2002 ("Indenture") among the Issuer, the guarantors party thereto (the "Subsidiary Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5.   Optional Redemption.

     (a) Except as set forth in clauses (b) and (c) of this Section 5, the Notes shall not be redeemable at the option of the Issuer prior to August 1, 2007. Starting on that date, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). The following prices are for Notes redeemed during the 12-month period commencing on August 1 of the years set forth below, and are expressed as percentages of principal amount:

                                                                Redemption
                                                                -----------
Year                                                               Price
----                                                               -----
2007 ..........................................................    104.438%
2008 ..........................................................    102.958%
2009 ..........................................................    101.479%
2010 and thereafter ...........................................    100.000%


     (b) At any time prior to August 1, 2007, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

               (i) 100% of the principal amount of the Notes to be redeemed, and

               (ii) the sum of the present values of (1) the redemption price of the Notes at August 1, 2007 (as set forth in clause (a) of this Section 5) and (2) the remaining scheduled payments of interest from the redemption date to August 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

     Any notice to Holders of a redemption pursuant to this clause (b) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described in this clause (b), shall be set forth in an Officer's Certificate delivered to the Trustee no later than two Business Days prior to the redemption date (unless clause (2) of the definition of "Comparable Treasury Price" is applicable, in which case such Officer's Certificate will be delivered on the redemption date).

     (c) At any time and from time to time prior to August 1, 2005, the Issuer may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

     (d) Any prepayment pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to: cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a Surviving Person of the obligations of the Issuer under the Indenture or of a Subsidiary Guarantor under the Indenture or its Subsidiary Guaranty; provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture; secure the Notes, add to the covenants of the Issuer for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuer; make any change that does not adversely affect in any material respect the rights of any Holder of the Notes under the Indenture; make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (subject to the consent of such holders of Senior Debt pursuant to Section 9.03 of the Indenture); comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA; or provide for the issuance of additional Notes in accordance with the Indenture. No amendment or supplement may be made to the subordination provisions of this

Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change.

     11. Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (1) failure to make the payment of any interest, or Special Interest, if any, on the Notes issued under the Indenture when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under the Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise; (3) failure to comply with Section 5.01 of the Indenture; (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 30 days after written notice is given to the Issuer as provided in Section 6.01(b) of the Indenture; (5) a default under any Debt by the Issuer or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time) (net of applicable insurance coverage) that shall be rendered against the Issuer or any Restricted Subsidiary by a court of competent jurisdiction and that judgment shall not be vacated, waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; (7) certain events involving bankruptcy, insolvency or reorganization of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary; and (8) any Subsidiary Guaranty of one or more Restricted Subsidiaries that are Subsidiary Guarantors which by themselves or taken together would constitute a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty or the Indenture), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes. A Default under clause (4) is not an Event of Default in respect of the Notes until the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding notify the Issuer of the Default, and the Issuer does not cure such Default within the time specified after receipt of such notice. If any Event of Default (other than under clause (7)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. In the case of an Event of Default under clause (7), all outstanding Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in clause (5), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Debt described in clause (5) have rescinded the declaration of acceleration in respect of such Debt within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and
(ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, including Special Interest, if any) if a committee of Responsible Officers of the Trustee determines that withholding the notice is in the interest of the Holders. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

     13. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor as such, shall have any liability for any Obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Greif Bros. Corporation
               425 Winter Road
               Delaware, Ohio  43015
               Attention: General Counsel
               Telecopier No:  740-549-6101

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)
and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date:
      --------------
                                Your Signature:
                                               ---------------------------------
                                (Sign exactly as your name appears on the face of this Note)
                                Signature Guarantee:
                                                    ----------------------------

                       Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.13 or 4.17 of the Indenture, check the box below:

[_]  Section 4.13                         [_]  Section 4.17

     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $___________

Date:                        Your Signature:
     ---------------                        ------------------------------------
                             (Sign exactly as your name appears on the Note)

                             Soc. Sec. or Tax Identification No.:
                                                                 ---------------


SignatureGuarantee:
                   ----------------------------------------------------
                            (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                  Principal Amount
                        Amount of                                of this Global Note        Signature of
                       decrease in         Amount of increase      following such       authorized signatory
                    Principal Amount      in Principal Amount       decrease (or           of Trustee or
Date of Exchange   of this Global Note    of this Global Note         increase)           Note Custodian
----------------   -------------------    -------------------         ---------           --------------